Exhibit (21)
                     THE MIDLAND COMPANY AND SUBSIDIARIES
                Exhibit (21) - Subsidiaries of the Registrant
                              December 31, 1997

        The subsidiaries of the Registrant as of December 31, 1997, all of which are included in the consolidated financial statements, are as follows:

                                                                   Percentage
                                                    State of        of Voting
                                                 Incorporation     Stock Owned
                                                -------------------------------
M/G Transport Services, Inc.                         Ohio              100
Midland-Guardian Co.                                 Ohio              100
MGT Services, Inc.                                   Ohio              100
M/G Sportswear, Inc.                                 Ohio              100

SUBSIDIARY OF M/G TRANSPORT SERVICES, INC.
MGA Transport Company                                Ohio              100

SUBSIDIARIES OF MIDLAND-GUARDIAN CO.
American Modern Insurance Group, Inc.                Ohio              100
Marbury Agency, Inc.                                 Ohio              100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE
 GROUP, INC.
American Modern Home Insurance Company               Ohio              100
American Family Home Insurance Company              Florida            100
The Atlas Insurance Agency, Inc.                     Ohio              100
American Modern Life Insurance Company               Ohio              100
Midwest Enterprises, Inc.                           Florida            100
Lloyds Modern Corporation                            Texas             100
American Modern Home Service Company                 Ohio              100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.
American Modern Lloyds Insurance Company             Texas             100
American Southern Home Insurance Company            Florida            100
American Western Home Insurance Company            Oklahoma            100
G.U.I.C. Insurance Company                       Pennsylvania          100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.
Modern Life Insurance Company of  Arizona, Inc.     Arizona            100

SUBSIDIARY OF MIDWEST ENTERPRISES, INC.
Sunbelt General Agency, Inc.                        Alabama            100


      The names of two wholly-owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.


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